EXHIBIT 10.36

                             STOCK OPTION AGREEMENT


                  AGREEMENT, made as of the 14th day of August, 2001 by and between CPI Aerostructures, Inc., a New York corporation ("Company") with principal offices located at 200A Executive Drive Edgewood, New York 11717, and Arthur August ("Employee") residing at 7155 Wainscott Court, Sarasota, Florida 34238.

                  WHEREAS, on August 14, 2001 ("Grant Date"), pursuant to the terms and conditions of the Company's Performance Equity Plan 2000 ("Plan"), the Board of Directors of the Company authorized the grant to the Employee of an option ("Option") to purchase an aggregate of 100,000 shares of the authorized but unissued common stock of the Company, $.001 par value ("Common Stock"), conditioned upon the Employee's acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan (capitalized terms used herein and not otherwise defined have the meanings set forth in the
Plan); and

                  WHEREAS, simultaneously herewith, the Company has entered into an Employment Agreement with Employee ("Employment Agreement") pursuant to which Employee is entitled to the grant of the Option; and

                  WHEREAS, the Employee desires to acquire the Option on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

                  IT IS AGREED:

                  1. Grant of Stock Option. The Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of 100,000 shares of the Common Stock ("Option Shares") on the terms and conditions set forth herein and subject to the provisions of the Plan.

                  2. Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option that qualifies as an "Incentive Stock Option" under Section 422 of the Internal Revenue Code of 1986, as amended.

                  3. Exercise Price. The exercise price ("Exercise Price") of the Option is $1.20 per share, subject to adjustment as hereinafter provided.

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                  4.       Exercisability.  Subject to the terms and conditions
of the Plan and this Agreement, this Option is exercisable immediately to the extent of all of the Option Shares and shall remain exercisable until the close of business on August 13, 2011 ("Exercise Period").

                  5.       Effect of Termination of Employment.

                           5.1      Termination Due to Death or Disability.  If
Employee's employment by the Company terminates by reason of death or Disability, the Option may thereafter be exercised until the expiration of the Exercise Period.

                           5.2      Termination by the Company Without Cause or
by Employee for "Good Reason". Subject to Section 5.5, if Employee's employment is terminated (i) by the Company without cause, or (ii) by Employee for "Good Reason" as such term is defined in Section 4.5 of the Employment Agreement, then the Option may be exercised until the expiration of the Exercise Period.

                           5.3      Termination Due to Normal Retirement.
Subject to Section 5.5, if Employee's employment is terminated due to Normal Retirement, then the Option may be exercised for a period of three years from the date of such termination or until the expiration of the Exercise Period, whichever is shorter.

                           5.4      Other Termination.  If Employee's employment
is terminated for any reason other than (i) death, (ii) Disability, (iii) Normal Retirement, (iv) without cause by the Company or (v) by the Employee for "Good Reason," the Option shall expire on the date of termination of employment.

                           5.5      Option Null and Void.  In the event that (a)
the Employee's employment is terminated by the Company for cause, or (b) after the term of Employee's employment with the Company, Employee engages in activity that violates Section 6.4 of the Employment Agreement (to the extent such section is applicable), the Board of Directors, in its sole discretion, may annul any award granted hereunder and require the Employee to return to the Company the economic benefit of any Option Shares purchased hereunder by the Employee within the 12 month period prior to the date of termination. In such event, the Employee hereby agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Option Shares on the date of termination (or the sales price of such Shares if the Option Shares were sold during such 12 month period) and the Exercise Price of such Shares.

                  6. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for Federal income tax purposes with respect to the Option, the Employee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the

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payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount ("Withholding Tax"). The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Employee from the Company.

                  7. Adjustments. In the event of any change in the shares of Common Stock of the Company as a whole occurring as the result of a common stock split or reverse split, common stock dividend payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of the Option, the Board of Directors shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of this Option or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Board of Directors, whose determination will be final, binding and conclusive.

                  8.       Method of Exercise.

                           8.1      Notice to the Company.  The Option shall be
exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.

                           8.2      Delivery of Option Shares.  The Company
shall deliver a certificate for the Option Shares to the Employee as soon as practicable after payment therefor.

                           8.3      Payment of Purchase Price.

                                    8.3.1.  Cash Payment.  The Employee shall
make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

                                    8.3.2.  Cashless Payment.  Provided that
prior approval of the Company has been obtained, the Employee may use Common Stock of the Company owned by him to pay the purchase price for the Option Shares by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value.


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                                    8.3.3.  Payment of Withholding Tax.  Any
required Withholding Tax may be paid in cash or with Common Stock in accordance with Sections 8.3.1 and 8.3.2.

                                    8.3.4.  Exchange Act Compliance.
Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of "recapture" under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

                  9. Transfer. Except as may be set forth in the next sentence of this Section or in the Agreement, the Option shall not be transferable by the Employee other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Employee's lifetime, only by the Employee (or, to the extent of legal incapacity or incompetency, the Employee's guardian or legal representative). Notwithstanding the foregoing, the Employee, with the approval of the Committee, may transfer all or a portion of the Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Employee's "Immediate Family" (as defined below), or (ii) to an entity in which the Employee and/or members of Employee's Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Employee) control the management of the assets.

                  10. Company Representations. The Company hereby represents and warrants to the Employee that:

                           (i)      the Company, by appropriate and all required
action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

                           (ii)     the Option Shares, when issued and delivered
by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.


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                  11.      Employee Representations.  The Employee hereby
represents and warrants to the Company that:

                           (i)      he is acquiring the Option and shall acquire
the Option Shares for his own account and not with a view towards the distribution thereof;

                           (ii)     he has received a copy of the Plan as in
effect as of the date of this Agreement;

                           (iii)    he has received a copy of all reports and
documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act, within the last 24 months and all reports issued by the Company to its stockholders;

                           (iv)     he understands that he must bear the
economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                           (v)      in his position with the Company, he has had
both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (iii) above;

                           (vi)     he is aware that the Company shall place
stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

                           (vii)    if, at the time of issuance of the Option
Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."


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                           "The shares represented by this certificate have been
                           acquired pursuant to a Stock Option Agreement dated as of August 14, 2001, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

                  12. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Employee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, (ii) the Employee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt, and (iii) such transfer is in compliance with the Company's Insider Trading Policy, as in effect at such time.

                  13.      Miscellaneous.

                           13.1     Notices.  All notices, requests, deliveries,
payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

                           13.2     Conflicts with the Plan.  In the event of a
conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

                           13.3     Employee and Stockholder Rights.  The
Employee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Employee any right to continued employment with the Company or any subsidiary thereof, nor shall it interfere in any way with the right of the Company to terminate Employee in accordance with the provisions regarding such termination set forth in Employee's written employment agreement with the Company, or if there exists no such agreement, to terminate Employee at will.

                           13.4     Waiver.  The waiver by any party hereto of a
breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

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                           13.5     Entire Agreement.  This Agreement
constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Employee and the Company.

                           13.6     Binding Effect; Successors.  This Agreement
shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

                           13.7     Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

                           13.8     Headings.  The headings contained herein are
for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above:

CPI AEROSTRUCTURES, INC.




By: /s/ Edward J. Fred
   ------------------------------------
     Name:    Edward J. Fred
     Title:   Chief Financial Officer and Vice President


EMPLOYEE:


/s/ Arthur August
----------------------------
Arthur August




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                                                                 EXHIBIT A

                      FORM OF NOTICE OF EXERCISE OF OPTION


--------------------
       DATE

CPI AEROSTRUCTURES, INC.
200A Executive Drive
Edgewood, New York  11717
Attention:


                           Re:      Purchase of Option Shares

Gentlemen:

                  In accordance with my Stock Option Agreement dated as of August 14, 2001 with CPI Aerostructures, Inc. ("Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's common stock, par value $.001 per share ("Common Stock"), which are being purchased for investment and not for resale.

                  As payment for my shares, enclosed is (check and complete applicable box[es]):

                  |_| a [personal check] [certified check] [bank check] payable to the order of "CPI Aerostructures, Inc." in the sum of $_________;

                  |_| confirmation of wire transfer in the amount of $_____________; and/or

                  |_| with the consent of the Company, a certificate for __________ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the Performance Equity Plan 2000) of $_________.

                  I hereby represent and warrant to, and agree with, the Company that:

                     (i) I am acquiring the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

                     (ii) I have received a copy of the Plan and all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

                     (iii) I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                     (iv) I agree that I will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with Company's policy, if any, regarding the sale and disposition of securities owned by employees and/or directors of the Company;



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                     (v) in my position with the Company, I have had both the
         opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                    (vi) my rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of the Company's Performance Equity Plan 2000 and the Agreement.

                    (vii) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

                    (viii) if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

                          "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                          "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of August 14, 2001, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

                    (ix) I am aware and understand that I may be subject to an Insider Trading Policy.

                  Kindly forward to me my certificate at your earliest convenience.


Very truly yours,

------------------------------              -----------------------------------
(Signature)                                 (Address)

------------------------------              -----------------------------------
(Print Name)

                                            -----------------------------------
                                            (Social Security Number)


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